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                                                                       EXHIBIT 5


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]




                                 July __, 1996



AMRE, Inc.
8585 N. Stemmons Freeway
South Tower
Dallas, TX  75247-3805


Gentlemen:

         We have acted as counsel to AMRE, Inc., a Delaware corporation (the "Company"), in connection with the offering of up to 3,472,641 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as described in registration statement No. 333-______ on form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

         We have, as counsel to the Company, examined originals or photostatic, certified or conformed copies of all such agreements, documents, instruments, corporate records, certificates of public officials, public records and certificates of officers of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinions stated below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that in our opinion:

         1. The shares of Common Stock which are to be sold by the Company and the Selling Stockholders (as that term is defined in the Registration Statement), have been duly and validly authorized by the Company.

         2. The shares of Common Stock which are to be sold by the Company as contemplated by the Registration Statement, when sold for a consideration at least equal to the par value thereof, will be validly issued, fully paid as non-assessable.

         3. The shares of Common Stock which are to be sold by the Company and the Selling Stockholders, are fully paid and non-assessable.
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AMRE, Inc.
July  __, 1996
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         We consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.




                                       Sincerely,


                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.